SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2004, we entered into a Series C Purchase Agreement (the “Series C Agreement”) with Redwood Holdings, LLC, Paul Hays and Fintan and Janice Molloy. Under the Series C Agreement, simultaneously with, and contingent upon, the restructuring of our bank debt, we will sell to the above named parties a total of 250 shares of newly-issued shares of unregistered Series C Preferred Stock of Synbiotics Corporation for consideration totaling $250,000 in cash. Redwood Holdings, LLC and Mr. Hays will each receive 100 shares, and Mr. and Mrs. Molloy will receive 50 shares. Redwood Holdings, LLC owns 4.0125% of Redwood West Coast, LLC, which owns 100% of the 2,800 shares of our Series C Preferred Stock currently outstanding. Thomas A. Donelan and Christopher P. Hendy, two of the three members of our board of directors, each own 24.9% of Redwood Holdings, LLC. Mr. Hays is our President and Chief Operating Officer, and is also a member of our board of directors. (See Item 3.02.)

Item 3.02. Unregistered Sales of Equity Securities.

On September 2, 2004, we entered into a Series C Purchase Agreement (the “Series C Agreement”) with Redwood Holdings, LLC, Paul Hays and Fintan and Janice Molloy. Under the Series C Agreement, simultaneously with, and contingent upon, the restructuring of our bank debt, we will sell to the above named parties a total of 250 shares of newly-issued shares of unregistered Series C Preferred Stock (the “Series C Stock”) of Synbiotics Corporation for consideration totaling $250,000 in cash. Redwood Holdings, LLC and Mr. Hays will each receive 100 shares, and Mr. and Mrs. Molloy will receive 50 shares. Each share of Series C Stock is convertible into 7,785 unregistered shares of our common stock (subject to anti-dilution adjustments). These securities are exempt from registration as the transaction is a Section 4(2) private offering, involving no underwriters.

On September 2, 2004, we declared a dividend on the Series C Stock, in the form of common stock with a value totaling $105,000, for dividends accrued and payable as of July 31, 2004. Redwood West Coast, LLC, the holder of the Series C Stock, as permitted by the Certificate of Determination of the Series C Stock, had elected to receive a dividend in the form of shares of our common stock in lieu of overdue cash dividends. As a result, 444,915 unregistered shares of our common stock were issued to Redwood West Cost LLC’s distributees on September 7, 2004. This issuance of unregistered equity securities does not require an exemption from registration as it does not constitute a “sale” of securities; however, in the event that an exemption would be required, the exemption would be a Section 4(2) private offering, involving no underwriters.

Item 9.01. Financial Statements and Exhibits.

a)	Financial statements of businesses acquired

Not applicable.

b)	Pro forma financial information

Not applicable.

c)	Exhibits

10.97	Series C Purchase Agreement among the Registrant and Redwood Holdings, LLC, Paul Hays and Fintan and Janice Molloy, dated September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: September 9, 2004	/s/ Keith A. Butler
Keith A. Butler
Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.97	Series C Purchase Agreement among the Registrant and Redwood Holdings, LLC, Paul Hays and Fintan and Janice Molloy, dated September 2, 2004.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION